   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER   , 2003
                                                      REGISTRATION NO. 333-64490
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          BRIGGS & STRATTON CORPORATION
             (Exact name of Registrant as specified in its charter)

                                   ----------

            WISCONSIN                                                              39-0182330
  (State or other jurisdiction                                                  (I.R.S. Employer
of incorporation or organization)                                              Identification No.)

            DELAWARE                 BRIGGS & STRATTON POWER PRODUCTS, LLC         39-1932782
  (State or other jurisdiction            (Exact name of Guarantor as           (I.R.S. Employer
of incorporation or organization)          specified in its charter)           Identification No.)

                            12301 WEST WIRTH STREET
                           WAUWATOSA, WISCONSIN 53222
                                 (414) 259-5333
              (Address, including ZIP Code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                 JAMES E. BRENN
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          BRIGGS & STRATTON CORPORATION
                             12301 WEST WIRTH STREET
                           WAUWATOSA, WISCONSIN 53222
                                 (414) 259-5333
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                   ----------

         COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT
                        TO THE AGENT, SHOULD BE SENT TO:
                                FREDRICK G. LAUTZ
                               JOSEPH D. MASTERSON
                               QUARLES & BRADY LLP
                            411 EAST WISCONSIN AVENUE
                               MILWAUKEE, WI 53202
                                 (414) 277-5000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: Not applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         This Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-64490) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

================================================================================

                          DEREGISTRATION OF SECURITIES

         On July 3, 2001, Briggs & Stratton Corporation and certain of its subsidiaries as guarantors (collectively, the "Registrants") filed a registration statement on Form S-3 (No. 333-64490), (as amended by Amendment
No. 1 filed on October 19, 2001, Amendment No. 2 filed on October 29, 2001, Post-Effective Amendment No. 1 filed on December 11, 2001 and Post-Effective Amendment No. 2 filed on February 1, 2002, the "Registration Statement"), which registered for resale by the selling holders 5.00% Convertible Senior Notes due May 15, 2006 and the common stock, $0.01 par value per share, with attached Common Share Purchase Rights, issuable upon conversion thereof. The Registrants' contractual obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, pursuant to the undertaking contained in the Registration Statement, the Registrants are filing this Post-Effective Amendment No. 3 to terminate the Registration Statement and to deregister all securities registered pursuant to the Registration Statement remaining unsold as of the date this Post-Effective Amendment No. 3 is filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Post-Effective Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauwatosa, State of Wisconsin, on September 19, 2003.

                                     BRIGGS & STRATTON CORPORATION


                                     By: /s/ James E. Brenn
                                        ---------------------------------------
                                           James E. Brenn
                                           Senior Vice President
                                           and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacity indicated on September 19, 2003.


SIGNATURE AND TITLE


                      *
---------------------------------------------
        John S. Shiely, President and
    Chief Executive Officer and Director
        (Principal Executive Officer)


             /s/ James E. Brenn
---------------------------------------------
  James E. Brenn, Senior Vice President and
           Chief Financial Officer
      (Principal Financial Officer and
        Principal Accounting Officer)


--------------------------------------------
       William F. Achtmeyer, Director



                      *
---------------------------------------------
           Jay H. Baker, Director



                      *
---------------------------------------------
         Michael E. Batten, Director



                      *
---------------------------------------------
          David L. Burner, Director



                      *
---------------------------------------------
         Eunice M. Filter, Director

                      *
---------------------------------------------
         Robert J. O'Toole, Director



                      *
---------------------------------------------
         Charles I. Story, Director



                      *
---------------------------------------------
          Brian C. Walker, Director


*By:            /s/ James E. Brenn
    -----------------------------------------
      James E. Brenn, Attorney-in-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Post-Effective Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauwatosa, State of Wisconsin, on September 19, 2003.


                                      BRIGGS & STRATTON POWER PRODUCTS, LLC



                                      By: /s/ Carita R. Twinem
                                          -------------------------------------
                                          Carita R. Twinem
                                          Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on September 19, 2003.


SIGNATURE AND TITLE


      /s/ Todd Teske
-------------------------------------------------
        Todd Teske, President and Director
           (Principal Executive Officer)


      /s/ Carita R. Twinem
-------------------------------------------------
            Carita R. Twinem, Treasurer
         (Principal Financial Officer and
           Principal Accounting Officer)


      /s/ James E. Brenn
-------------------------------------------------
             James E. Brenn, Director


      /s/ Thomas R. Savage
-------------------------------------------------
            Thomas R. Savage, Director


                         *
-------------------------------------------------
             John S. Shiely, Director


*By:  /s/ Carita R. Twinem
    ---------------------------------------------
          Carita R. Twinem, Attorney-in-Fact